UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2021 (August 16, 2021)

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

(540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NKSH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021, The National Bank of Blacksburg (the “Bank”), the wholly-owned bank subsidiary of National Bankshares, Inc. (the “Company”), and David K. Skeens, Senior Vice President and Chief Financial Officer of the Company and the Bank, entered into an amendment to Mr. Skeens’ existing salary continuation agreement. On the same date, the Bank and Paul M. Mylum, Executive Vice President and Chief Lending Officer of the Bank, entered into an amendment to Mr. Mylum’s existing salary continuation agreement. Also on August 16, 2021, the Company and Lara E. Ramsey, Senior Vice President/Administration and Corporate Secretary of the Company, entered into an amendment to Ms. Ramsey’s existing salary continuation agreement. The named officers are part of a select group of Company or subsidiary executives who receive similar benefits under a salary continuation plan that is funded by an investment in Company or subsidiary owned life insurance policies on the lives of the officers. The officers and their beneficiaries are unsecured creditors of the Company and subsidiaries with respect to the benefits under the salary continuation agreements.

Each of the salary continuation agreements provides an annual benefit for the officer at normal retirement age (age 65), that is payable for the greater of 15 years or the officer’s lifetime. If the officer dies before receiving the annual benefit for 15 years, the benefit is paid to the officer’s beneficiary for the remainder of that period. A reduced benefit is payable upon the officer’s early termination, disability or upon a change in control (as such terms are defined in the agreements). A death benefit that is equal in amount to the retirement benefit is paid to the officer’s beneficiary for 15 years in the event of the officer’s death while an active employee. No benefit is payable if the officer is terminated for cause (as such term is defined in the agreements).

As amended on August 16, 2021, the salary continuation agreement (i) with Mr. Skeens provides that he will receive annual payments of $68,940 beginning at normal retirement in 2031, (ii) with Mr. Mylum provides that he will receive annual payments of $70,000 beginning at normal retirement in 2031, and (iii) with Ms. Ramsey provides that she will receive annual payments of $45,000 beginning at normal retirement in 2033.

The preceding description of the salary continuation agreements is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to each officer’s salary continuation agreement, a copy of which (i) for Mr. Skeens, is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, (ii) for Mr. Mylum, is being filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, and (iii) for Ms. Ramsey, is being filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Salary Continuation Agreement dated February 8, 2006, by and between The National Bank of Blacksburg and David K. Skeens, as amended.

10.2	Salary Continuation Agreement dated May 24, 2013, by and between The National Bank of Blacksburg and Paul M. Mylum, as amended.

10.3	Salary Continuation Agreement dated February 8, 2006, by and between National Bankshares, Inc. and Lara E. Ramsey, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:   August 20, 2021

By:	/s/ F. BRAD DENARDO
F. Brad Denardo Chairman, President & CEO